Exhibit 10.02
                                  [Letterhead]
                                HUMAN BIOSYSTEMS

June 23, 2005


Mr. Karsten Behrens
Rue de l' Union 16 App. No. 52
Vevey, 1800
Switzerland

Re:  Issuance of Shares of Human BioSystems Common Stock


This letter will serve as the agreement between you, Karsten Behrens (Consultant), and Human BioSystems, a California corporation (HBS), whereby HBS will grant and issue to Consultant an aggregate of 1,000,000 shares of HBS common stock (the "Shares"), registered under the Securities Act of 1933, as amended, under the following terms and conditions:

1. That the Shares will be held by Consultant in trust, under the terms and conditions of that certain Trust Declaration dated June 23, 2005 which is attached to this agreement as Exhibit A.

2. That if any of the Shares are sold, Consultant shall pay HBS all of the proceeds of such sales less 3% of the proceeds received from the sale of Shares as a consultant fee.

3. That Consultant shall provide receipts to HBS showing the number of Shares sold, date sold, sales price, selling commissions and net proceeds to HBS upon request, or as a minimum on a monthly basis, by the fifth day of each month for the transactions of the preceding month. A summary of all such transactions are to be provided in electronic spreadsheet format.

4. That proceeds from the sale of Shares are to be transferred to HBS bank account at Credit Suisse specified by HBS upon request, or at least at the end of each week if there is over 5,000 Euro available.

5. This Agreement shall expire in six months from the date hereof , unless terminated earlier by either party upon ten days' prior written notice. Any unsold shares shall be returned to HBS upon expiration or earlier termination of this Agreement.


Sincerely				Agreed to by:

/s/ Harry Masuda                        /s/ Karsten Behrens
--------------                          -------------------
Harry Masuda				Karsten Behrens
President				Consultant


                                   EXHIBIT A

                               TRUST DECLARATION

June 23, 2005


TO ALL WHOM THOSE PRESENT SHALL COME, KARSTEN BEHRENS, a lawyer carrying on business and residing in Vevey, Switzerland (hereinafter called the "Trustee") SEND GREETINGS:

WHEREAS the Trustee holds 1 million (one million) common shares of Human BioSystems (a corporation trading on OTC Bulletin Board, OTC-BB: HBSC.OB) in the name of the Trustee (herein referred to as "Shares").

AND WHEREAS the Trustee hereby acknowledges that the right, title and interest of the Trustee in the Shares are held in the name of the Trustee for the sole purpose of temporary convenience and is held IN TRUST for of Human Biosystems (the "Beneficiary").

THE TRUSTEE DOES HEREBY DECLARE that he holds and stands possessed or will hold and stand possessed of the Shares and all benefits derived therefrom, and all dividends and advantages accruing thereon and shall take the profits thereof and the proceeds of sale in the event that any of the Beneficiary Shares are or any interest therein is sold or disposed of UPON TRUST for the Beneficiary and its legal representatives.

THE TRUSTEE HEREBY AGREES that he will transfer, sell or otherwise deal with the Shares only in accordance with the terms set forth above in the Agreement Letter dated June 23, 2005 or as directed by Human BioSystems.

IN WITNESS WHEREOF, the Trustee, KARSTEN BEHRENS, does hereby execute this Declaration this day of June 23, 2005 in the City of Vevey, Switzerland.




/s/ Karsten Behrens                                  /s/  Harry Masuda
______________________________  		 _____________________________
    KARSTEN BEHRENS                         		  HUMAN BIOSYSTEMS